UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

(1st Amendment)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 18, 2011, Entercom Communications Corp. (the “Company”) filed a Current Report on Form 8-K to report the voting results from the Company’s 2011 Annual Meeting of Shareholders held on May 17, 2011 (the “Annual Meeting”).  This Form 8-K/A is being filed solely to report the action taken by the Company’s Board of Directors (the “Board”) at its regular meeting on June 14, 2011 with regard to the frequency of future shareholder advisory votes on executive compensation.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d)           As previously reported, at the Annual Meeting our shareholders adopted, by a majority of votes cast, an advisory vote that the Company should conduct future advisory votes on executive compensation every Three Years.  On June 14, 2011, based on the Board’s recommendation in the Company’s proxy statement filed on March 18, 2011 and on the voting results at the Annual Meeting (with respect to the shareholder advisory vote on the frequency of future advisory votes), the Board of Directors determined that the Company will conduct advisory votes on executive compensation every Three Years, and that this determination will remain effective until the next required advisory vote on the frequency of shareholder advisory votes on such compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

	By:	/s/ John C. Donlevie
John C. Donlevie
Executive Vice President and
Secretary

Dated: June 15, 2011